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GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
EXHIBIT 99.3.d
SIX MONTHS ENDED JANUARY 31, 2000
(UNAUDITED)

                                                                                                         PRO FORMA
                                                                                          PRO FORMA     STATEMENT OF
                                                                       UNAUDITED          ADJUSTMENT     OPERATIONS
Sales and revenues                                                     $ 910,961                          $ 910,961
Cost of sales                                                            748,342                            748,342
                                                                       ---------------------------------------------
  Gross profit                                                           162,619                -           162,619
Selling, general and administrative expense                              187,497                            187,497
                                                                       ---------------------------------------------
  Loss from operations                                                   (24,878)               -           (24,878)

Other income (expense):
 Interest expense                                                        (11,754)                           (11,754)
 Interest and other income                                                     1                                  1
                                                                       ---------------------------------------------
                                                                         (11,753)               -           (11,753)
                                                                       ---------------------------------------------
Net earnings (loss) before income taxes                                  (36,631)               -           (36,631)
Income tax expense (benefit)                                             (12,455)                           (12,455)
                                                                       ---------------------------------------------
Net earnings (loss)                                                    $ (24,176)            $  -         $ (24,176)
                                                                       =============================================
                                                                                                                  -
Net earnings (loss) per share                                          $  (0.000)                         $  (0.000)
                                                                       =============================================

Weighted average shares outstanding, in millions                            87.1              1.2              88.3
                                                                       =============================================

The adjustment records the effect of the acquisition and merger which resulted in an increase in the weighted average shares outstanding.